UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):           January 1, 2017

TELKONET, INC.

(Exact name of registrant as specified in its charter)

Utah	000-31972	87-0627421
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

20800 Swenson Drive, Suite 175, Waukesha, Wisconsin 53186

(Address of principal executive offices)                    (Zip Code)

Registrant’s telephone number, including area code               (414) 223-9473

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13d-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 1, 2017, Telkonet, Inc. (the “Company”) announced the appointment of Richard E. Mushrush as Acting Chief Financial Officer of the Company, effective immediately. Mr. Mushrush will be replacing F. John Stark whose contract for the position of Chief Financial Officer ended December 31, 2016.

Mr. Mushrush, age 47, served as Controller of the Company from November 2015 to January 2017 and as Chief Financial Officer of the Company from May 2012 to November 2015. Mr. Mushrush also served as Acting Chief Financial Officer of the Company from November 2010 to April 2012 and as the Company’s Controller from January 2009 to November 2010. Prior to joining the Company, Mr. Mushrush was Controller and Business Unit Manager for a division of Illinois Tool Works from 2004 to 2009.

No new compensatory or severance arrangements were entered into in connection with Mr. Mushrush’s appointment as the Company’s Acting Chief Financial Officer. In accordance with Instruction 2 of Item 5.02 of Form 8-K, the Company will amend this Current Report on Form 8-K within four business days after such information is determined or becomes available.

There are no family relationships between Mr. Mushrush and any director or executive officer of the Company and there are no transactions between Mr. Mushrush and the Company that would be reportable under Item 404(a) of Regulation S-K.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELKONET, INC.

Date: January 4, 2017	By:	/s/ Jason L. Tienor
Jason L. Tienor President and Chief Executive Officer

3